                                                                       EXHIBIT 1


                        FORM OF UNDERWRITING AGREEMENT

                               1,300,000 SHARES

                              G & L REALTY CORP.

                   ___% SERIES A CUMULATIVE PREFERRED STOCK

                         (Par Value $ 0.01 Per Share)


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                [Effective Date]

Sutro & Co. Incorporated
McDonald & Company Securities, Inc.
c/o Sutro & Co. Incorporated
201 California Street
Attention:  Equity Syndication Department
San Francisco, California  94111

Dear Sirs:

     1. INTRODUCTION. G & L Realty Corp., a Maryland corporation (the "Company"), proposes to issue and sell to Sutro & Co. incorporated and McDonald & Company Securities, Inc. (the "Underwriters") an aggregate of 1,300,000 shares of the Company's ___% Series A Cumulative Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The 1,300,000 shares of Preferred Stock to be sold by the Company are referred to herein as the "Firm Shares." The Company also proposes to issue and sell to the Underwriters an aggregate of not more than 195,000 additional shares of Preferred Stock (the "Additional Shares"), if requested by the Underwriters in accordance with Section 9 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." the words "you" and "your" refer to the Underwriters.

     The Company hereby agrees with the Underwriters as follows:

     2.   REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents, warrants and agrees with each of the Underwriters that:

              (i) A registration statement on Form S-11 (File No. 333-24911) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statement has been filed with the Commission under the Act, and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Underwriters prior to the filing thereof, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Rule 462(b) Registration Statement" means any registration statement or post-effective amendment filed under the Act pursuant to rule 462(b) of the Rules and Regulations, and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion contained in such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

               (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and has not instituted or threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in Section 9 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information contained in the last paragraph of the outside front cover page, the last paragraph of the inside front cover page and the section under the heading "Underwriting," all of which was furnished in writing to the Company by or on behalf of the Underwriters through the Underwriters expressly for use therein.

               (iii) Each of the Company and its Subsidiaries (as hereinafter defined) (A) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (B) is duly qualified to do business as a foreign corporation or partnership and is in good standing in each jurisdiction (x) in which the conduct of its respective business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)) and (y) in which the Company or respective Subsidiaries owns or leases property. "Material Adverse Effect" means, when used in connection with the Company or its Subsidiaries, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries taken as a whole. "Subsidiaries" means the entities listed on Schedule II hereto, and except as set forth on Schedule II hereto the Company has no other subsidiaries, whether corporate or partnership or otherwise, and no interest in any other entity.

               (iv) The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date and on the Option Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or granted pursuant to the Company's 1993 Stock Incentive Plan, there are no outstanding options, warrants, rights or other arrangements requiring the Company or any Subsidiary at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares and neither the filing of the registration statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares have been duly authorized; on the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement, (A) the Firm Shares and the Additional Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable, and (B) good and marketable title to the Shares will pass to the Underwriters on the Closing Date or the Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. All the outstanding shares of capital stock of each

     Subsidiary organized as a corporation have been duly authorized and validly issued, and all of the outstanding partnership units of each Subsidiary organized as a Partnership have been duly created, validly issued and are enforceable in accordance with their terms. The Company has received, subject to notice of issuance, approval to have the Shares listed on The New York Stock Exchange and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

               (v) The consolidated financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the consolidated financial condition, results of operations, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by Deloitte & Touche LLP, who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information and statistical data set forth under the captions "Summary Consolidated Financial Data" and "Selected Consolidated Financial and Operating Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements of the Company and its consolidated Subsidiaries. The pro forma financial data set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), under the captions "Summary Consolidated Financial Data" and "Selected Consolidated Financial and Operating Data" have been prepared in conformity with the requirements of the Act and the Rules and Regulations.

               (vi) Statistical data that appears in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) under the heading "Business and Properties" concerning the operation of the Company's properties have been prepared based upon the Company's books and records, all of which were prepared in the ordinary course of business, and the tabular or other presentations of the statistical data have been made in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein, and these presentations do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (vii) The Company (i) has filed when due all material federal, state and local returns for "Taxes" (as hereinafter defined) that are required to be filed by it for all taxable periods through and including December 31, 1996; all such returns were prepared in the manner required by applicable law and were true, correct and complete in all material respects; and the Company has paid all Taxes reported as due in such returns, and has paid any other material taxes for which it may be liable; and (ii) is not in material default in respect of the payment of Taxes levied or assessed against it or any of its assets for all taxable periods through the date hereof, and there are no material liens or claims for Taxes outstanding upon or against or threatened upon or against it or any of its assets (other than liens for Taxes which are not yet due and payable). No audit, inquiry, investigation or similar proceeding with respect to Taxes is currently pending or threatened against the Company or any of its assets with respect to which it may be liable for the payment of Taxes, an adverse outcome of which would have a Material

     Adverse Effect. As used in the above paragraph, the term "Tax" or "Taxes" shall include all United States federal, state, local and foreign taxes, assessments or other governmental charges (whether imposed directly or through withholding), including any interest, penalties and additions to taxes applicable thereto.

               (viii) The Company and each of its Subsidiaries maintain insurance with insurance companies that the Company has no reason to believe are not financially sound and reputable, of the types and in amounts which they reasonably believe to be adequate for their business in such amounts and with such deductibles as is customary for companies in the same or similar business, all of which insurance is in full force and effect.

               (ix) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no pending action, suit, proceeding or investigation or, to the knowledge of the Company, any threatened action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which
     (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement have been properly described as required by the Act and the Rules and Regulations in all material respects), or (C) may have a Material Adverse Effect.

               (x) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering of the Firm Shares in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of
     (A) the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective activities or properties.

               (xi) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or such Subsidiaries, as the case may be, enforceable against each of them in accordance with their respective material terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required or incorporated therein by reference, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

               (xii) Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or a change that has resulted in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (or the manner in which any of them conducts its business) is in breach or violation of, or in default under, any term or provision of (A) its certificate of incorporation or bylaws, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect.

               (xiii) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is imminent which may have a Material Adverse Effect.

               (xiv) Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act.

               (xv) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be obtained under the Act, such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. or the New York Stock Exchange, or that may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares.

               (xvi) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), that have not been waived with respect to the Registration Statement.

               (xvii) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

              (xviii) Each of the Company and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except (A) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included in the Registration Statement. The properties and business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except for leases disclosed on the rent rolls maintained by the Company in the ordinary course of business, there are no leases from the Company or any of its Subsidiaries affecting any the Company or its Subsidiaries property. The aggregate amount of rents collected more than one month in advance by the Company and by each of its Subsidiaries under any lease has not exceeded a total of $50,000. All rent due to date under each such lease has been collected in the ordinary course of business and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due, other than in the ordinary course of business. Except as described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) the interest of the lessee under each such lease is as lessee only, with no options to purchase or rights of first refusal. No condemnation proceeding involving any property owned or leased by the Company or its Subsidiaries or any portion thereof or parking facility used in connection therewith has been commenced or, to the knowledge of the Company, is contemplated by any governmental authority, nor has any portion of any property or any parking facility used in connection therewith been materially damaged due to fire or other casualty which would materially impair the use of the property. None of the properties owned or leased by the Company or any of its Subsidiaries is being operated in violation of any law, rule or regulation or determination of any court or other governmental authority (a "Requirement of Law") or any building permits, restrictions of record, or any agreement affecting any such property or part thereof, or any judgment, decree or order applicable to such property which would materially impair the use of the property. All governmental permits (including, without limitation, building permits and certificates of occupancy) necessary under applicable Requirements of Law to lawfully construct, own, lease, occupy, use and operate each property owned or leased by the Company or any of its Subsidiaries and the improvements thereon, including, but not limited to, all applicable zoning laws, ordinances and regulations, have been obtained. Each property owned or leased by the Company or any of its Subsidiaries has adequate water, gas, telephone, electrical supply, storm and sanitary sewerage facilities and means of access to and from public streets or highways for the purposes for which it is intended to be used.

               (xix) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) (i) the operations and properties of the Company and its Subsidiaries comply in all respects with all Environmental Laws (as defined below), except for such non-compliance as would not (if enforced in accordance with Environmental Laws) result in liability that would have a Material Adverse Effect, (ii) the Company and its Subsidiaries have obtained and maintained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and all such Environmental Permits are in good standing, and each of the Company and its Subsidiaries is in compliance with all terms and conditions thereof, except to the extent that any failure to obtain, maintain or comply with Environmental Permits would not result in a liability that would have a Material Adverse Effect, (iii) there are no outstanding written orders from or agreements with any governmental authority nor any judicial or docketed administrative proceedings respecting any Environmental Law, Environmental Claim (as defined below) or Hazardous Material (as defined below) to which the Company or any Subsidiary or any of such person's properties or operations, is subject, and (iv) there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property (as such term is defined in the Prospectus) that would reasonably be expected to give rise to material Environmental Claims for any such condition, circumstance or property. In addition, (A) there are not located on the any of properties owned or leased by the Company or its Subsidiaries underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or emitting Hazardous Materials whether on- or off-site, and (B) the Company and each Subsidiary have notified all of their employees of the existence of material health hazards, if any, arising from the conditions of their employment to the extent required under any Environmental Laws and have met all material notification requirements under Title III of CERCLA and all other Environmental Laws. "Environmental Laws" means all federal, state or local
                          ------------------
     laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, administrative or regulatory requirements, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters. "Environmental Claims"
                                                           --------------------
     means all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon
     (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. "Hazardous Materials" means (i) all those substances which are regulated
      -------------------
     by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, toxic substance, or petroleum or petroleum-derived substance or waste, (ii) any other materials or pollutants that (a) pose a hazard to any property of the Company or any Subsidiary or to persons on or about such property or (b) cause such property to be in violation of any Environmental Laws, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material, substance, or waste, exposure to which is prohibited, limited, or regulated by any governmental authority or may or could pose a hazard to the health and safety of the owners, occupants, or any persons surrounding the relevant property.

               (xx) Neither the Company nor any Subsidiary has violated any applicable safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, the consequences of which violation may have a Material Adverse Effect.

               (xxi) Each of the Company and its Subsidiaries holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its Subsidiaries are in compliance therewith in all material respects except where the failure so to obtain, maintain or comply with would not have a Material Adverse Effect.

               (xxii) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiaries' capital stock, from repaying to the Company any loans or advances to such Subsidiaries from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiaries of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (xxiii) The Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1994 and December 31, 1995, and the Company's present and proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT under the Code.

     3. PURCHASE, SALE AND DELIVERY OF THE SHARES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (A) the Company agrees to sell to each Underwriter and each Underwriter, severally but not jointly, agrees to purchase from the Company at a purchase price of $______ per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Column
(1) of Schedule I hereto.

     Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of Morrison & Foerster LLP, Los Angeles, California, or such other location as shall be agreed upon by the Company and the Underwriters. Such delivery and payment shall be made at 8:00 a.m., Pacific Daylight Time, on May 14, 1997 or at such other time and date not more than ten business days thereafter as shall be agreed upon by the Underwriters and the Company. Payment for the Firm Shares shall be made to the Company by same-day wire transfer in immediately available United States funds payable to the order of the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Firm Shares shall be made to the Underwriters for the respective accounts of the Underwriters against payment by the Underwriters through the Underwriters of the purchase price for the Firm Shares. The certificates for the Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Underwriters shall request, not less than two full business days prior to the Closing Date, provided, however, that in the event the Company is unable to deliver definitive
-----------------
certificates at such time, the Company may deliver temporary certificates in lieu thereof, which shall be replaced with definitive certificates as soon as reasonably practicable thereafter. The certificates for the Firm Shares will be made available to the Underwriters at such office or such other place as the Underwriters may designate for inspection, checking and packaging not later than 9:30 a.m. Pacific Daylight Time on the business day prior to the Closing Date.

     4. PUBLIC OFFERING OF THE SHARES. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

     5.  COVENANTS OF THE COMPANY.

         (a) The Company covenants and agrees with each of the Underwriters that:

             (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (A) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (B) will not file with the Commission the prospectus or the amendment referred to in the third sentence of Section 2 (a) (i) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given their consent.

             (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters (A) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (B) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

             (iii) The Company will (A) use its best efforts to arrange for the qualification of the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Underwriters may designate,
     (B) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (C) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (A) and (B); provided, however, that the
                                                -----------------
     Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

             (iv) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Underwriters and, subject to section 5
     (a) (i) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

             (v) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

             (vi) During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Underwriters:

                   (A) concurrently with furnishing such quarterly reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

                   (B) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

                   (C) as soon as they are available, copies of all information (financial or other) mailed to stockholders;

                   (D) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission or any securities exchange;

                   (E) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

                   (F) any additional information of a public nature concerning the Company or its business which the Underwriters may reasonably request.

             During such five-year period, if the Company has active subsidiaries (whether corporate or partnership or otherwise), the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and such subsidiaries (corporate or partnership or otherwise) are consolidated, and will be accompanied by similar financial statements for any significant subsidiary (corporate or partnership or otherwise) which is not so consolidated.

             (vii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Preferred Stock.

            (viii) The Company will furnish, without charge, to the Underwriters or on the Underwriters' order, at such place as the Underwriters may designate, copies of the Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two copies of which will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

             (ix) The Company will not, directly or indirectly, without the prior written consent of the Underwriters, issue, offer, sell, grant any option to purchase or otherwise dispose

     (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Preferred Stock or any securities convertible into, or exchangeable or exercisable for, shares of Preferred Stock for a period of 180 days after the date hereof, except pursuant to this Agreement and except as contemplated by the Prospectus.

             (x) The Company will use its best efforts to cause the Shares to be duly authorized for listing on The New York Stock Exchange prior to the Closing Date.

             (xi) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

             (xii) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (xiii) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

             (xiv) The Company, so long as consistent with the best interests of its shareholders, will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.

     6.  EXPENSES.

         (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify, each Underwriter against all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred by the Company in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney, and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Shares under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Shares, (v) any fees and expenses in connection with the listing of the Shares on the New York Stock Exchange, and
(vi) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company pursuant to this Agreement, (vii) costs and expenses incident to any meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters) and (viii) costs and expenses of advertising relating to the offering of the Shares (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters).

     (b) If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of Sections 11(a), (b)(iii), (b)(iv) and (b)(v)(A), the Company shall reimburse the Underwriters for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy in all material respects of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

     (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Underwriters shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 a.m., New York time, on the date hereof or such later time and date to which the Underwriters shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

     (b) The Underwriters, in the reasonable exercise of their judgment, shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material, or omits to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material, or omits to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) On or prior to the Closing Date, the Underwriters shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm

Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of Maryland law upon the opinion of Piper & Marbury L.L.P.

     (d) On the Closing Date the Underwriters shall have received the opinion, dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel to the Company ("Company Counsel"), to the effect set forth below:

             (i) Each of the Company's Subsidiaries (provided, however, that the term "Subsidiaries," for purposes of this Section 7(d), shall not include GL/PHP, LLC, a Delaware limited liability company, or GLN Capital Co., LLC, a Delaware limited liability company) is a duly incorporated and validly existing corporation or partnership in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify can be cured without having a Material Adverse Effect).

             (ii) The Shares have been duly authorized for listing, subject to official notice of issuance, on The New York Stock Exchange;

             (iii) The ___ % Series A Cumulative Preferred Units to be issued by G&L Realty Partnership, L.P. (the "Operating Partnership") to the Company under the terms of the Addendum to Agreement of Limited Partnership of the Operating Partnership (the "Addendum") have been duly authorized, executed and delivered and are enforceable according to their terms and binding upon the Operating Partnership and establish the priority of interest relative to the Partnership Units of the Operating Partnership that the Addendum purports to establish.

             (iv) The Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or are threatened or contemplated under the Act; the registration statement originally filed with respect to the Shares and each amendment thereto and the Prospectus and, if any, each amendment and supplement thereto (except for the financial statements, schedules and other statistics and financial data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; to the knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Act and the Rules and Regulations; to the knowledge of such counsel, there is not pending or threatened against the Company any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein; and the statements set forth under the headings "The Company -- Legal Proceedings," "Business and

     Properties -- Government Regulation," "The Company -- Tax Status" and "Federal Income Tax Considerations" in the Prospectus, insofar as such statements constitute a summary of the law or, documents or proceedings referred to therein, provide an accurate summary of such law or documents.

             (v) This Agreement has been duly authorized, executed and delivered by the Company. None of the Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" materially conflicts or will materially conflict with or results or will result in any material breach or violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon: any property or assets of the Company or any of its Subsidiaries pursuant to the terms of the certificate of incorporation, by-laws or other organizational documents of the Company's Subsidiaries; the terms of any agreement or instrument listed as an exhibit in the Registration Statement; any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties; or any judgment, decree or order, known to such counsel, of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction; and no consent, approval, authorization or order of any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Shares;

             (vi) To such counsel's knowledge, the conduct of the businesses of the Company and its Subsidiaries is not in violation of any federal, state or local statute, administrative regulation or other law, which violation is likely to have a Material Adverse Effect; and, to such counsel's knowledge, each of the Company and its Subsidiaries has obtained all licenses, permits, franchises, certificates and other authorizations from state, federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of its properties and the conduct of its business as presently conducted and as contemplated in the Prospectus, except for licenses, permits, franchises, certificates and other authorizations the failure of which to obtain would not have a Material Adverse Effect;

             (vii) The issued shares of capital stock or partnership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except and as otherwise set forth in the Prospectus, are owned by the Company or the Operating Partnership free and clear of any perfected security interests or, to the knowledge of such counsel, any other liens, encumbrances, claims or security interests; to such counsel's knowledge no Subsidiary of the Company is currently prohibited, directly or indirectly, by any material agreement listed in the Registration Statement or by its certificate of organization, bylaws or organizational documents, from paying any dividends to the Company, from making any other distribution on such Subsidiaries' capital stock, from repaying to the Company any loans or advances to such Subsidiaries from the Company or from transferring any of such Subsidiaries' property or assets to the Company or any other Subsidiaries of the Company, except as described in the Prospectus.

     In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and Underwriters of the Company and with the Company's independent public accountants, at which conferences such counsel made inquiries of such officers, Underwriters and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement as of the date it is declared effective and as of the Closing Date or the Prospectus as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements and notes thereto, schedules and other financial or statistical data included in the Registration Statement or the Prospectus).

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

          References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

     (e) On the Closing Date the Underwriters shall have received the opinion, dated the Closing Date, of Piper & Marbury L.L.P., counsel to the Company ("Maryland Company Counsel"), to the effect set forth below:

             (i) The Company is a duly incorporated and validly existing corporation in good standing under the laws of Maryland with full corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus;

             (ii) The Company has authorized capital stock as set forth in the Prospectus; the securities of the Company conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and are free of any preemptive or other rights to subscribe for any of the Shares; the Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and will not be subject to any preemptive, subscription or other similar rights;

             (iii) The Company has full legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein, and this Agreement has been duly authorized, executed and delivered by the Company;

             (iv) None of the Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" materially conflicts or will materially conflict with or results or will result in any material breach or violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to the terms of the certificate of incorporation, by-laws or other organizational documents of the Company.

          References to the Registration Statement and Prospectus in this paragraph (e) shall include any amendment or supplement thereto at the date of such opinion.

     (f) On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company, or conditions herein contained.

     (g) At the time that this Agreement is executed by the Company, the Underwriters shall have received from Deloitte & Touche LLP a "comfort" letter as of the date this Agreement is executed by the Company in form and substance satisfactory to you (the "Original Letter"), and on the Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date stating that, as of a specified date not earlier than five (5) days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

     (h) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

             (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

             (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons are contemplated or threatened under the Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

             (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) or any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

             (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, neither the Company nor any of the Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; neither the Company nor any of the Subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of the Subsidiaries has entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or debt or a change that has resulted in a Material Adverse Effect; nor has any portion of any property of the Company or of any of the Subsidiaries or any parking facility used in connection therewith been materially damaged due to fire or other casualty which would materially impair the use of the property; there is no litigation which is pending or threatened against the Company or any of its Subsidiaries which is required under the Act or the Rules and Regulations to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

          References to the Registration Statement and the Prospectus in this paragraph (h) are to such documents as amended and supplemented at the date of the certificate.

     (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or its Subsidiaries which change or decrease in the case of clause
(i) makes it impractical or inadvisable in the Underwriters' reasonable judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

     (j) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 5(a)(iii)(A) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

     (k) The Underwriters shall have received from Messrs. Daniel M. Gottleib and Steven Lebowitz an agreement to the effect that each of them will not, directly or indirectly, without the prior written consent of the Underwriters, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date of this Agreement.

     (l) The Company shall have furnished the Underwriters with such further opinions, letters, certificates or documents as you or counsel for the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 7 shall constitute representations, warranties and agreements of the Company, as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.

     (m) The Shares shall have been duly authorized for listing, subject to official notice of issuance, on The New York Stock Exchange.

     8.  INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any blue sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify, any or all of the Shares under the securities or blue sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that
                                                        -----------------
the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information contained in the last paragraph of the outside front cover page, the last paragraph of the inside front cover page and the section under the heading "Underwriting," all of which was furnished in writing to the Company on behalf of such Underwriter through the Underwriters expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary
-----------------
Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 5
(a) (viii) hereof.

     The indemnity agreement in this paragraph 8(a) shall be in addition to any liability which the Company may otherwise have.

     (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration

Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company, or any director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Underwriters to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend and the last paragraph of the outside front cover page in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the
----------------
indemnified party and the indemnifying party, and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such conflicting legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph
(d) shall be deemed to include any legal or other expenses reasonable incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

     9. ADDITIONAL SHARES At any time during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days' prior notice to the Company, may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or may be a second closing held on a date subsequent to the Closing Date, in either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this

Section 9 at the purchase price per share to be paid for the Firm Shares. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Additional Shares is given.

     The Company agrees to sell to the Underwriters on the Option Closing Date the number of Additional Shares specified in such notice and the Underwriters agree severally but not jointly, to purchase such Additional Shares on the Option Closing Date. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Column (3) of Schedule I bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

     No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

     Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Shares shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Additional Shares.

     10. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

     11.  EFFECTIVE DATE AND TERMINATION.

          (a) This Agreement shall become effective at 11:00 a.m., New York time on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Underwriters, in their sole discretion, shall release the Shares for the sale to the public unless prior to such time the Underwriters shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Underwriters on behalf of the Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section and of
                  -----------------
Section 5 and Section 8 hereof shall at all times be effective. For purposes of this Section 11(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Underwriters to securities dealers releasing such Shares for offering or the release by the Underwriters for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

     (b) This Agreement (except for the provisions of Sections 5 and 8 hereof) may be terminated by the Underwriters by notice to the Company in the event that the Company has failed to comply in any material respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company is not accurate in any material respect or if the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any material respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

             (i) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries taken as a whole regardless of whether or not such loss was insured;

             (ii) trading in the Preferred Stock or Common Stock shall have been suspended by the Commission or The New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange;

             (iii) a banking moratorium shall have been declared by New York or United States authorities;

             (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

             (v) there shall have been (A) a material adverse change in general economic, political or financial conditions, or (B) a Material Adverse Effect on the present or prospective business or condition (financial or other) of the Company and its Subsidiaries taken as a whole, that, in each case, in the Underwriters' reasonable judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Company's Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

     (c) Termination of this Agreement under this Section 11 or Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 5 and 8 hereof.

     12. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be.
In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

     If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company except as otherwise provided in Sections 5 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     13. NOTICES. All communications hereunder shall be in writing and if sent to the Underwriters shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to c/o Sutro & Co. Incorporated, 11150 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025,
Attention: Syndicate Department or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to G & L Realty Corp., 439 N. Bedford Drive, Beverly Hills, California 90210, Attention: Daniel M. Gottlieb.

     14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company, and, to the extent so provided, any person controlling the Company or any of the Underwriters, the directors of the Company and its officers who signed the Registration Statement, each Underwriter, and each of their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

     15. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                    Very truly yours,

                                    G & L REALTY CORP.



                                    By:________________________________
                                       Name:
                                       Title:

Accepted as the date first above written:

SUTRO & CO. INCORPORATED



By:    _____________________________
Title: _____________________________


MCDONALD & COMPANY SECURITIES, INC.



By:    _____________________________
Title: _____________________________

                                                                      SCHEDULE I


                                  UNDERWRITERS

              Underwriting Agreement dated ________________, 1997

                                                  Number of
                                                 Firm Shares       Option Amount
                                                 ------------      -------------

Name and Address
----------------

Sutro & Co. Incorporated.....................      650,000             97,500
201 California Street
Attention:  Equity Syndication Department
San Francisco, California  94111

McDonald & Company Securities, Inc...........      650,000             97,500
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio  44114
                                                 ---------            -------

Total........................................    1,300,000            195,000

                                                                     SCHEDULE II



G&L Realty Financing II, Inc. a Delaware corporation
G&L Medical, Inc., a Delaware corporation
G&L Realty Partnership, L.P., a Delaware limited partnership
G&L Realty Financing Partnership II, L.P., a Delaware limited partnership G&L Medical Partnership, L.P., a Delaware limited partnership
GL/PHP, LLC, a Delaware limited liability company
GLN Capital Co., LLC, a Delaware limited liability company